Exhibit (a)(7)



                    SCUDDER INTERNATIONAL RESEARCH FUND, INC.
                             ARTICLES SUPPLEMENTARY

         SCUDDER INTERNATIONAL RESEARCH FUND, INC., a Maryland corporation (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly designated and classified all of the authorized shares of the following series of the Corporation's capital stock, all of which are unissued, into undesignated and unclassified shares of the capital stock of the Corporation: the Kemper Global Blue Chip Fund, the Kemper International Growth and Income Fund, the Kemper Emerging Markets Income Fund, the Kemper Emerging Markets Growth Fund and the Kemper Latin America Fund.

         (1) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue six hundred million (600,000,000) shares of capital stock, $0.001 par value per share, for an aggregate par value of six hundred thousand dollars ($600,000). Of the six hundred million (600,000,000) shares of authorized capital stock, one hundred million (100,000,000) shares were designated as the Kemper Global Blue Chip Fund; one hundred million (100,000,000) shares were designated as the Kemper International Growth and Income Fund; one hundred million (100,000,000) shares were designated as the Kemper Emerging Markets Income Fund; one hundred million (100,000,000) shares were designated as the Kemper Emerging Markets Growth Fund; one hundred million (100,000,000) shares were designated as the Kemper Latin America Fund; and one hundred million (100,000,000) shares were designated as the Scudder International Research Fund. Each of the Kemper Global Blue Chip Fund, the Kemper International Growth and Income Fund, the Kemper Emerging Markets Income Fund, the Kemper Emerging Markets Growth Fund, the Kemper Latin America Fund and the Scudder International Research Fund was further divided into three (3) classes of shares, designated as the Class A shares, the Class B shares and the Class C shares, with the Class A and Class B shares each consisting of 33,333,333 shares and the Class C shares consisting of 33,333,334 shares.

         (2) Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue six hundred million (600,000,000) shares of capital stock, $0.001 par value per share, for an aggregate par value of six hundred thousand dollars ($600,000). Of the six hundred million (600,000,000) shares of authorized capital stock, one hundred million (100,000,000) shares will be designated as the Scudder International Research Fund and five hundred million (500,000,000) shares will not be designated or classified. The Scudder International Research Fund will be further divided into three (3) classes of shares, designated as the Class A shares, the Class B shares and the Class C shares, with the Class A and Class B shares each consisting of 33,333,333 shares and the Class C shares consisting of 33,333,334 shares.

         SECOND: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the

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discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of any series or class of the Corporation's Capital Stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

         THIRD: The Board of Directors of the Corporation, at a meeting duly called and held, duly authorized and adopted resolutions which provided for the designation and classification of the shares of capital stock of the Corporation as contemplated by these Articles Supplementary.


         IN WITNESS WHEREOF, Scudder International Research Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary on this 10th day of August, 2001; and its President acknowledges that these Articles Supplementary are the act of Scudder International Research Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.


ATTEST                                     SCUDDER INTERNATIONAL
                                           RESEARCH FUND, INC.



/s/Maureen E. Kane                         /s/Mark S. Casady
------------------------                   --------------------------
Maureen E. Kane                            Mark S. Casady
Secretary                                  President




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